EXHIBIT 10.1

ARCBEST CORPORATION

EXECUTIVE OFFICER INCENTIVE COMPENSATION PLAN

As Amended and Restated Effective January 1, 2025*

SECTION 1. ESTABLISHMENT AND PURPOSE

1.1 ESTABLISHMENT OF THE PLAN. ArcBest Corporation, a Delaware corporation, hereby establishes an incentive compensation plan to be known as the “Executive Officer Incentive Compensation Plan” (the “Plan”), as set forth in this document. The Plan permits cash incentive compensation awards to Executive Officers of the Company and Subsidiaries through various Component Plans. The Plan, as amended and restated, shall become effective as of January 1, 2025 (the “Effective Date”) and shall remain in effect until terminated as provided in Section 10 herein.

1.2 PURPOSE. The purposes of the Plan are to: (a) retain and attract qualified individuals by rewarding those practices which enhance the financial performance of the Company; (b) encourage teamwork among Executive Officers in various segments of the Company; and (c) reward performance with pay that varies in relation to the extent to which the pre-established goals are achieved.

SECTION 2. DEFINITIONS

Unless otherwise set forth in the applicable Component Plan or other documents governing an Individual Award Opportunity, the following terms shall have the meanings set forth below whenever used in this document and, when the defined meaning is intended, the term is capitalized:

2.1 “ACT OF MISCONDUCT” means the Executive Officer (i) has committed an act of (a) gross misconduct or fraud in the performance of the Executive Officer’s duties to the Company or any Subsidiary, (b) embezzlement, fraud, or dishonesty, (c) material theft or misappropriation of Company or Subsidiary property, (d) nonpayment of any obligation owed to the Company or any Subsidiary, (e) breach of fiduciary duty, (f) violation of Company ethics policy or code of conduct, or (g) deliberate disregard of Company or Subsidiary rules; (ii) is convicted of or enters a guilty plea or plea of nolo contendere with regard to any felony or act of moral turpitude; (iii) makes an unauthorized disclosure of any Company or Subsidiary trade secret or confidential information; (iv) solicits any employee or service provider to leave the employ or cease providing services to the Company or any Subsidiary; (v) breaches any intellectual property or assignment of inventions covenant; (vi) engages in any conduct constituting unfair competition or breaches any non-competition agreement; (vii) induces any Company or Subsidiary customer to breach a contract with the Company or any Subsidiary or to cease doing business with the Company or any Subsidiary; or (viii) induces any principal for whom the Company or any Subsidiary acts as agent to terminate such agency relationship.

2.2 “ANNUAL PLAN” means the ArcBest Executive Officer Annual Incentive Compensation Plan.

2.3 “ARCBEST” or “COMPANY” means ArcBest Corporation, a Delaware corporation, (including, as appropriate, any and all Subsidiaries) and any successor thereto.

2.4 “BOARD” OR “BOARD OF DIRECTORS” means the ArcBest Board of Directors.

2.5 “CHANGE IN CONTROL” shall have the same meaning as set forth in the Change in Control Plan.

2.6 “CHANGE IN CONTROL PLAN” means the Company’s Amended and Restated 2012 Change in Control Plan, as amended or restated from time to time.

2.7 “CODE” means the Internal Revenue Code of 1986, as amended.

2.8 “COMMITTEE” means a committee of individuals appointed by the Board to administer the Plan pursuant to Section 3 herein.

2.9 “COMPONENT PLAN” means an incentive compensation plan governed by this Plan, which sets forth specific terms and conditions applicable to an Individual Award Opportunity. As of January 1, 2025, the Component Plans include the Annual Plan and the LTIP.

2.10 “DISABILITY” means a physical or mental condition resulting from bodily injury, disease or mental disorder that constitutes a disability under the terms of the Company’s short term or long-term disability insurance policy.

2.11 “EFFECTIVE DATE” means the date the Plan becomes effective, as set forth in Section 1.1 herein.

2.12 “EMPLOYEE” means a full-time, salaried employee of the Company or a Subsidiary.

2.13 “EXCHANGE ACT” means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

2.14 “EXECUTIVE OFFICER” means an Employee who the Board has designated as an Executive Officer (as such term is defined in Rule 3b-7 promulgated under the Exchange Act), in its sole discretion.

2.15 “FINAL AWARD” means the actual award earned during a Measurement Period by a Participant under a Component Plan.

2.16 “GOOD REASON” shall have the same meaning as set forth in the Company’s Amended and Restated 2012 Change in Control Plan, as amended from time to time.

2.17 “INDIVIDUAL AWARD OPPORTUNITY” means the various levels of cash incentive award compensation which an Executive Officer may earn under a Component Plan.

2.18 “LTIP” means the ArcBest Executive Officer Long-Term Incentive Compensation Plan.

2.19 “MEASUREMENT PERIOD” means a measurement period of up to ten years as specified by the Committee and set forth in a Component Plan or the documents governing an Individual Award Opportunity.

2.20 “PARTICIPANT” means an Executive Officer who participates in the Plan with respect to a Measurement Period, subject to the terms of the applicable Component Plan.

2.21 “QUALIFIED TERMINATION” shall have the same meaning as set forth in the Change in Control Plan.

2.22 “RETIREMENT” means termination from active employment with the Company and its Subsidiaries, other than due to an Act of Misconduct, (a) at or after age 55 and with at least ten (10) years of service with the Company and its Subsidiaries, or (b) at or after age 65.

2.23 “SUBSIDIARY” means any corporation, limited liability company, partnership, or other entity in which ArcBest, or a Subsidiary of ArcBest, owns fifty percent (50%) or more of the total combined voting power of all classes of stock or other ownership interests.

2.24 “TARGET INCENTIVE” means the award that may be paid in cash to a Participant under a Component Plan when “targeted” performance results, as established by the Committee, are attained.

SECTION 3. ADMINISTRATION

3.1 THE COMMITTEE. The Compensation Committee of the Board shall initially administer the Plan. Subject to the terms of this Plan, the Board may appoint a successor Committee to administer the Plan. The members of the Committee shall be appointed by, serve at the discretion of, and must be independent members of the Board.

3.2 AUTHORITY OF THE COMMITTEE. Subject to the provisions herein, the Committee shall have full power to determine the Employees who qualify as Executive Officers and Participants; determine the size and types of performance measurements and goals, Individual Award Opportunities and Target Incentives; determine the terms and conditions of Individual Award Opportunities in a manner consistent with the Plan; construe and interpret the Plan and any agreement or instrument entered into under the Plan; establish, amend, or waive rules and regulations for the Plan’s administration; and amend the terms and conditions of any outstanding Individual Award Opportunities to the extent such terms and conditions are within the sole discretion of the Committee as provided in Section 10 herein. Further, the Committee shall make all other determinations that may be necessary for the administration of the Plan. The Committee may, from time-to-time, delegate some or all of its authority hereunder.

3.3 DECISIONS BINDING. All determinations and decisions of the Committee in the administration of the Plan, including questions of construction and interpretation, shall be final, binding, and conclusive upon all parties.

SECTION 4. ELIGIBILITY AND PARTICIPATION

Each Executive Officer shall be eligible to participate in the Plan for each Measurement Period in which he is an Executive Officer, subject to the terms of the applicable Component Plan.

SECTION 5. AWARD DETERMINATION

5.1 PERFORMANCE MEASURES AND PERFORMANCE GOALS. No later than ninety (90) days after the beginning of each Measurement Period, the Committee shall select performance measures and shall establish in writing any performance goals applicable to that Measurement

Period.  Performance measures which may serve as determinants of Participants’ Individual Award Opportunities may include, but shall not be limited to, (1) earnings per share; (2) revenues; (3) cash flow; (4) operating cash flow; (5) cash flow return; (6) return on net assets; (7) return on assets; (8) return on investment; (9) return on capital employed; (10) return on equity; (11) economic value added; (12) operating profit margin; (13) contribution margin; (14) net income; (15) net income per share; (16) pretax earnings or income; (17) pretax earnings before interest, depreciation and amortization; (18) pretax operating earnings after interest expense and before incentives, service fees, and extraordinary or special items; (19) total stockholder return; (20) debt; (21) market share; (22) expenses; (23) net profit margin; (24) capitalization; (25) change in the fair market value of common stock; (26) operating income; (27) liquidity; (28) results of customer satisfaction surveys and safety or productivity improvement and (29) any of the above goals determined on an absolute or relative basis or as compared to the performance of a published or special index deemed applicable by the Committee including, but not limited to, the Standard & Poor’s 500 Stock Index or a group of comparable companies. For purposes of clarity, such performance goals may be determined solely by reference to the performance of the Company, a Subsidiary, or a division or unit of either of the foregoing, or based upon comparisons of any of the performance measures relative to other companies.  For each Measurement Period, the Committee may establish ranges of attainment of the performance goals which will correspond to various levels of Individual Award Opportunities.  Each range may include levels of performance above and below the one hundred percent (100%) performance level at which a greater or lesser percent of the Target Incentive may be earned.

In establishing a performance goal, the Committee may exclude the impact of any of the following events or occurrences which the Committee determines should appropriately be excluded: (i) any amounts accrued by the Company or its Subsidiaries pursuant to management bonus plans or cash profit sharing plans and related employer payroll taxes for the fiscal year; (ii) any discretionary or matching contributions made to the savings and deferred profit-sharing plan or deferred compensation plan for the fiscal year; (iii) asset write-downs; (iv) litigation, claims, judgments or settlements; (v) the effect of changes in tax law or other such laws or regulations affecting reported results; (vi) accruals for reorganization and restructuring programs; (vii) any extraordinary, unusual or nonrecurring items as determined by the Committee in its discretion, provided such item is described, at the time the performance goal is established, in a manner that is objectively determinable; (viii) any changes in accounting principle as defined in the Accounting Standards Codification topic(s) that replaced or were formerly known as Financial Accounting Standards Board (“FASB”) Statement 154, as amended or superseded; (ix) any loss from a discontinued operation as described in the Accounting Standards Codification topic(s) that replaced or were formerly known as FASB Statement 144, as amended or superseded; (x) goodwill impairment charges; (xi) operating results for any business acquired during the Measurement Period; (xii) third party expenses associated with any acquisition by the Company or any Subsidiary; and (xiii) settlement accounting charges incurred that relate to qualified defined benefit pension plans. The calculation of performance goals shall account for any mandatory adjustments required by Company policy.

Notwithstanding any other provision of this Plan, in the event of any change in corporate capitalization, such as a stock split, or a corporate transaction, such as any merger, consolidation, separation, spin-off, or other distribution of stock or property of the Company, any reorganization (whether or not such reorganization comes within the definition of such term in Code Section 368), or any partial or complete liquidation of the Company, such adjustment may be made in the Individual Award Opportunities and/or the performance measures or performance goals related to then-current Measurement Periods, as may be determined to be appropriate and equitable by the Committee, in its sole discretion, to prevent dilution or enlargement of rights.

5.2 INDIVIDUAL AWARD OPPORTUNITIES AND TARGET INCENTIVES. No later than ninety (90) days after the beginning of each Measurement Period, the Committee shall establish, in writing, Individual Award Opportunities which correspond to various levels of achievement of the pre-established performance goals, including Target Incentives. The established Individual Award Opportunities and Target Incentives may vary in relation to the job classification of each Participant or among Participants in the same job classification and be established as a function of each Participant’s base salary or such other criteria as the Committee may select. In the event a Participant changes job levels during a Measurement Period, the Participant’s Individual Award Opportunity and Target Incentive may be adjusted to reflect the amount of time at each job level during the Measurement Period.

5.3 COMPUTATION OF FINAL AWARDS. Unless otherwise set forth in the applicable Component Plan or the documents governing an Individual Award Opportunity, each Participant’s Final Award shall be based on: (a) the Participant’s Target Incentive; (b) the potential Final Awards corresponding to various levels of achievement of the pre-established performance goals, as established by the Committee; and (c) Company or Subsidiary performance in relation to the pre-established performance goals.

5.4 FINAL AWARD LIMIT. The Committee may establish guidelines governing the maximum Final Award that may be earned by Participants (either in the aggregate, by Employee class, or among individual Participants) in each Measurement Period. The guidelines may be expressed as a percentage of companywide goals of financial measures, or such other measures as the Committee shall from time to time determine; provided, however, that the maximum payout with respect to a Final Award payable to any one Participant in connection with performance in any one Measurement Period under a single Component Plan shall not exceed $3,000,000 times the number of years in the Measurement Period.

5.5 NO MID-YEAR CHANGE IN AWARD OPPORTUNITIES. Except as provided in Sections 5.1 and 5.7 herein, each Participant’s Final Award shall be based exclusively on the Individual Award Opportunity levels established by the Committee pursuant to Section 5.2 above.

5.6 NONADJUSTMENT AND CERTIFICATION OF PERFORMANCE GOALS. Except as provided in Sections 5.1 and 5.7, performance goals shall not be changed following their establishment, and Participants shall not receive any payout under this Plan when the minimum performance goals are not met or exceeded. Following the completion of each Measurement Period, if the performance goals were met, the Committee shall certify in writing prior to payment of Final Awards that the corresponding performance goals for such Measurement Period were satisfied.

5.7 DISCRETIONARY ADJUSTMENTS. Prior to a Change in Control, the Committee may make any adjustment (increase or decrease) to any Participant’s Final Award if the Committee determines, in its sole discretion, that events have occurred or facts have become known which would make such adjustment appropriate and equitable, provided that in no event shall any negative adjustment be effective absent compliance with the amendment timing requirements set forth in the Change in Control Plan.  Following a Change in Control, the Committee may make a positive adjustment only to any Participant’s Final Award if the Committee determines, in its sole discretion, that events have occurred or facts have become known which would make such adjustment appropriate and equitable.

SECTION 6. PAYMENT OF FINAL AWARDS

6.1 FORM AND TIMING OF PAYMENT. Unless a deferral election is made by a Participant pursuant to Section 6.2 herein, each Participant’s Final Award shall be paid in cash, in one lump sum, as soon as the Final Award’s calculation is completed and the written certification of the Committee in Section 5.6 hereof has been issued, but in no event later than March 15 of the calendar year following the conclusion of the Measurement Period to which such Final Award relates. Except as provided in Section 7, a Participant must be employed by the Company or a Subsidiary on the date of payment to receive a Final Award.

6.2 VOLUNTARY DEFERRAL OF FINAL AWARD PAYOUTS. A Participant may defer receipt of some or all payments otherwise due under the Plan pursuant to the terms of the Company’s Voluntary Savings Plan (“VSP”).

6.3 UNSECURED INTEREST. No Participant or any other party claiming an interest in amounts earned under the Plan shall have any interest whatsoever in any specific asset of the Company or any Subsidiary. To the extent that any party acquires a right to receive payments under the Plan, such right shall be equivalent to that of an unsecured general creditor of the Company.

SECTION 7. TERMINATION OF EMPLOYMENT

7.1 TERMINATION OF EMPLOYMENT DUE TO DEATH, DISABILITY OR RETIREMENT. Upon termination of a Participant’s employment with the Company by reason of death, Disability or Retirement, the Participant’s Final Award shall be adjusted as set forth in the applicable Component Plan or the documents governing an Individual Award Opportunity and paid as soon as its calculation is completed and the written certification of the Committee in Section 5.6 hereof has been issued following the end of the Measurement Period in which employment termination occurs.

In the case of a Participant’s Disability, the termination of employment shall be deemed to have occurred retroactive to the date that the Committee determines the definition of Disability to have been satisfied.

7.2 TERMINATION OF EMPLOYMENT FOLLOWING A CHANGE IN CONTROL. The right to a Final Award, if any, in the event of termination following a Change in Control shall be as set forth in this Plan, the applicable Component Plan or the documents governing an Individual Award Opportunity, except that, upon the occurrence of the Participant’s Qualified Termination, the terms of the Change in Control Plan shall govern the Participant’s rights to a Final Award.

7.3 TERMINATION OF EMPLOYMENT FOR OTHER REASONS. Unless otherwise set forth in the applicable Component Plan or the documents governing an Individual Award Opportunity,

or as provided in Sections 7.1 or 7.2 herein, in the event a Participant’s employment is terminated, the Participant’s opportunity to receive a Final Award shall be forfeited. The Committee, in its sole discretion, may pay a prorated award for the portion of the Measurement Period that the Participant was employed by the Company, computed as determined by the Committee.

SECTION 8. RIGHTS OF PARTICIPANTS

8.1 EMPLOYMENT. Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Executive Officer’s or other Employee’s employment at any time, nor confer upon any Executive Officer or other Employee any right to continue in the employ of the Company.

8.2 NONTRANSFERABILITY. No right or interest of any Executive Officer or other Employee in the Plan shall be assignable or transferable, or subject to any lien, directly, by operation of law or otherwise, including, but not limited to, execution, levy, garnishment, attachment, pledge, and bankruptcy.

SECTION 9. BENEFICIARY DESIGNATION

Each Executive Officer may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his or her death before he or she receives any or all of such benefit. Each designation will revoke all prior designations by the same Executive Officer and will be effective only when filed by the Executive Officer in writing with the Committee during his or her lifetime. Beneficiary designations filed with respect to predecessor plans prior to the adoption of this Plan shall be effective with respect to this Plan. In the absence of any such designation, benefits remaining unpaid at the Executive Officer’s death shall be paid to the beneficiary designated by the Executive Officer under the Company’s 401(k) plan, or if none, to the Executive Officer’s estate.

SECTION 10. AMENDMENTS

The Committee, or the Board, may at any time and without notice, modify or amend, in whole or in part, any or all of the provisions of the Plan, or suspend or terminate it entirely; provided, however, that no such modification, amendment, suspension, or termination may, without the consent of a Participant (or his or her beneficiary in the case of the death of the Participant), reduce the right of a Participant to a payment or distribution hereunder to which he or she is entitled at the time such actions are taken.

SECTION 11. MISCELLANEOUS

11.1 GOVERNING LAW. The Plan, the Component Plans, and all agreements and related documents hereunder, shall be governed by and construed in accordance with the laws of the state of Delaware.

11.2 WITHHOLDING TAXES. The Company shall have the right to deduct from all payments under the Plan any foreign, federal, state, or local income or other taxes required by law to be withheld with respect to such payments. Before payment of any Final Award may be deferred under Section 6, the Company may require that the Participant pay or agree to withholding for any foreign, federal, state or local income or other taxes which may be imposed on any amount deferred.

11.3 CLAWBACK. Each Individual Award Opportunity and Final Award shall remain subject to recoupment, reimbursement, or forfeiture pursuant to the ArcBest Recoupment of Incentive Compensation Policy.

11.4 SEVERABILITY. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

11.5 SUCCESSORS. All obligations of the Company under the Plan shall be binding upon and inure to the benefit of any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

11.6 APPLICABILITY OF PLAN. The provisions of this Plan shall apply only to Executive Officers. In the event of any inconsistencies between this Plan and the provisions of a Component Plan or the documents governing an Individual Award Opportunity, the provisions of this Plan shall control.

* Originally established January 1, 2005, amended January 1, 2010, May 1, 2015 and April 26, 2016, and amended and restated on January 1, 2025.